Exhibit 5.1

GENNARI ARONSON, LLP

250 First Avenue, Suite 200

Needham, Massachusetts 02494

March 31, 2021

Boston Omaha Corporation

1601 Didge Street, Suite 3300

Omaha, NE 68102

Re:         Boston Omaha Corporation – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing with the Securities and Exchange Commission (the “Commission”) of (i) the registration statement on Form S-3 (File No. 333-254870) (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an indeterminate number of securities of Boston Omaha Corporation, a Delaware corporation (the “Company”), including shares of Class A common stock, par value $0.001 per share, of the Company (“Class A Common Stock”), all of which may be issued and sold by the Company from time to time on a delayed or continuous basis under the Securities Act as set forth in the Registration Statement and the prospectus contained therein, and (ii) a prospectus supplement, dated March 31, 2021 (the “Prospectus Supplement”), relating to the issuance and sale of up to 2,645,000 shares (the “Shares”) of the Company’s Class A common stock, $0.001 par value per share (“Common Stock”), which consists of (x) 2,345,000 Shares to be sold by the Company (including up to 345,000 Shares that may be sold by the Company pursuant to the exercise of an option to purchase additional Shares granted to the underwriters) (the “Company Shares”) and (y) 300,000 Shares to be sold by the selling stockholder identified in such Registration Statement (the “Selling Stockholder Shares”). The Registration Statement was filed with the Commission and became automatically effective on March 30, 2021.

The Shares are to be issued and sold by the Company under the Underwriting Agreement, dated March 31, 2021 among the Company, the selling stockholder named therein, and Wells Fargo Securities, LLC as representative of the several underwriters (the “Underwriting Agreement”). The Underwriting Agreement will be filed with the Commission as Exhibit 1.1 to the Company’s Current Report on Form 8-K to be filed in connection with the Prospectus Supplement and the Underwriting Agreement. We are acting as counsel for the Company in connection with the issuance and sale by the Company of the Shares.

This opinion is furnished to you in connection with the filing of the Company’s Current Report on Form 8-K, which is incorporated by reference into the Registration Statement, and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act, and is not to be used, circulated, quoted or otherwise relied upon or otherwise referred to by any other person for any other purpose. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We have examined such instruments, documents and records as we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. As to matters of fact relevant to our opinion set forth below, we have relied, without independent investigation, on certificates of public officials and of officers of the Company. We express no opinion concerning any law other than the laws of the State of Delaware.

On the basis of the foregoing, we are of the opinion that:

1.	When the Company Shares are issued and paid for in accordance with the terms of the Underwriting Agreement, they will be validly issued, fully paid and nonassessable.

2.	The Selling Stockholder Shares are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus Supplement, which is a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, or the Registration Statement. This opinion is rendered as of the date hereof, and we assume no obligation to advise you of any fact, circumstance, event or development that may hereafter be brought to our attention whether or not such occurrence would alter, affect or modify the opinion expressed herein.

Very truly yours,

/s/ Gennari Aronson, LLP

Gennari Aronson, LLP